EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of March 6, 2025 between Rishi Bajaj (“Executive”) and ContextLogic Inc., a Delaware corporation (the “Company”).

WHEREAS, Executive currently serves as the Chief Executive Officer of the Company pursuant to a letter agreement, dated April 2, 2024, between Executive and the Company (the “Prior Agreement”); and

WHEREAS, the Company and Executive desire to amend and restate the Prior Agreement as of the Effective Date (as defined in Section 3 hereof), to memorialize the terms and conditions of Executive’s continued employment with the Company.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.
Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning ascribed to such terms in Section 18 hereof.
2.
Employment. The Company hereby agrees to continue to employ Executive as the Company’s Chief Executive Officer, and Executive hereby accepts such continued employment, on the terms and conditions set forth herein. Executive shall also continue to serve as a member of the Board, and, during the Employment Period (as defined below), the Company shall take such action as may be necessary to nominate Executive for re-election as a member of the Board at the expiration of the then-current term.
3.
Term. The term of Executive’s employment hereunder shall commence on March 6, 2025 (the “Effective Date”) and shall end on the date on the Termination Date (as defined herein). The period during which Executive is employed pursuant to Section 2 hereof shall be referred to as the “Employment Period.” Nothing in this Section 3 shall limit the right of the Company or Executive to terminate Executive’s employment hereunder on the terms and conditions set forth in Section 6 hereof.
4.
Duties and Responsibilities. During the Employment Period, Executive shall serve as the Company’s Chief Executive Officer, with such duties and responsibilities as those customarily performed by the chief executive officer of a publicly-traded United States-based company of similar size, including the pursuit of M&A transaction(s) on behalf of the Company. During the Employment Period, Executive shall report directly to the Board. During the Employment Period, Executive shall devote substantially all of Executive’s business time and attention to Executive’s duties and responsibilities under the Agreement; provided, that, the Company acknowledges and agrees that it shall not be a breach of Executive’s obligations hereunder for Executive, subject to the business needs of the Company, to serve as an officer, director or trustee of, or otherwise to participate in, educational, welfare, social, religious and civic organizations, sit on boards of any business that is not a Competitive Business and/or manage

Executive’s personal and family investments. Further, the Company acknowledges and agrees that Executive shall be permitted to continue to own and operate the Investment Business.
5.
Compensation and Related Matters.
(a)
Base Salary. During the Employment Period, Executive shall be paid an annual base salary of five hundred fifty thousand dollars ($550,000), subject to annual increases (but not decreases) at the discretion of the Company (as increased from time to time, the “Base Salary”). The Base Salary shall be payable in accordance with the Company’s normal payroll practices.
(b)
Bonus. During the Employment Period, Executive shall be eligible to be paid cash incentive compensation (an “Incentive Bonus”) by the Company in respect of each calendar year (or other applicable shorter performance period) (a “Performance Period”) that ends during the Employment Period, to the extent earned based on performance against reasonably attainable, objective performance criteria. The performance criteria for any particular Performance Period shall be determined by the Compensation Committee of the Board no later than sixty (60) days after the commencement of the relevant Performance Period. Executive’s Incentive Bonus for a Performance Period shall equal no more than one hundred fifty percent (150%) of Executive’s annualized year-end Base Salary for that Performance Period. Except as otherwise set forth in Section 7(c), Executive shall be required to remain employed through the date any Incentive Bonus is payable to Executive by the Company.
(c)
Equity Grant. On the Effective Date (or as soon thereafter as reasonably practicable), the Executive shall be granted 2,372,216.60 Class P Units in ContextLogic Holdings, LLC, of which 474,443.55 Class P Units shall vest based on time (the “Time Vesting Grant”) and 1,897,773.05 Class P Units shall vest based on performance (the “Performance Vesting Grant”). The Class P Units shall be subject to such terms and conditions as set forth in the Limited Liability Company Agreement of ContextLogic Holdings, LLC and as set forth in the joinder agreement attached as Exhibit A (the “Joinder Agreement”).
(d)
Benefit Plans. During the Employment Period, Executive shall be entitled to participate in all employees benefit plans and arrangements that are made available generally to other similarly situated employees of the Company in accordance with their respective terms.
(e)
Expenses. The Company shall pay or reimburse Executive for ordinary and necessary reasonable expenses which Executive incurs during the Employment Period in performing Executive’s duties under this Agreement, in accordance with the Company’s corporate policies.
(f)
Legal Fees. Upon presentation of appropriate documentation, the Company shall pay Executive’s reasonable counsel fees, not to exceed $40,000, incurred in connection with the negotiation and documentation of this Agreement, and matters related hereto, payable within thirty (30) days following the Effective Date; provided, however, that in the event the Company requests that Executive submit invoices associated with such legal representation to substantiate the reimbursement of reasonable attorneys’ fees and costs, Executive shall be permitted to redact such legal invoices to protect and preserve attorney-client privilege.

2

(g)
Vacation. During the Employment Period, Executive shall be entitled to vacation in accordance with the policies made available to other key Executives of the Company. Such vacations shall be taken at such times and intervals as shall be determined by Executive, subject to the business needs of the Company.
(h)
Indemnification; Liability Insurance. Executive shall be entitled to the rights, entitlements and protections set forth in the Indemnification Agreement filed as Exhibit 10.1 with the Company’s most recent Annual Report on Form 10-K, which, to the extent Executive is not a party thereto, shall be deemed incorporated herein by reference as if fully set forth herein. In addition, during Executive’s employment with the Company and while potential liability exists thereafter, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to Executive on terms that are no less favorable than the coverage provided to other directors and officers of the Company. The provisions of this section shall survive the termination of this Agreement and Executive’s employment with the Company.
6.
Termination. Executive’s employment hereunder may be terminated during the Employment Period, as follows:
(a)
Death. Executive’s employment shall terminate upon Executive’s death. Upon such a termination, Executive’s estate shall become entitled to the payments and benefits provided in Section 7(a) hereof.
(b)
Disability. The Company may terminate Executive’s employment hereunder for Disability. Upon such a termination, Executive shall be entitled to the payments and benefits provided in Section 7(a) hereof.
(c)
Termination by the Company With or Without Cause.
(i)
The Company may terminate Executive’s employment hereunder for Cause. Upon such a termination, Executive shall become entitled to the payments and benefits provided in Section 7(b) hereof.
(ii)
The Company may terminate Executive’s employment hereunder without Cause. Upon such a termination, Executive shall become entitled to the payments and benefits provided in Section 7(c) hereof.
(d)
Termination by Executive With or Without Good Reason.
(i)
During the Employment Period, Executive may terminate Executive’s employment hereunder without Good Reason. Upon such a termination, Executive shall become entitled to the payments and benefits provided in Section 7(b) hereof.
(ii)
During the Employment Period, Executive may terminate Executive’s employment hereunder for Good Reason. Upon such a termination for Good Reason, Executive shall become entitled to the payments and benefits provided in Section 7(c) hereof.

3

(e)
Notice of Termination. Any purported termination of Executive’s employment (other than termination pursuant to Section 6(a) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.
(f)
Termination Date. For purposes of this Agreement, “Termination Date” means the following: (i) if Executive’s employment is terminated due to Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated due to Disability pursuant to Section 6(b) hereof, thirty (30) days after the Notice of Termination is given (provided that such Notice of Termination may be provided to Executive prior to the date that Executive has satisfied requirements for being deemed to have a “Disability”); (iii) if Executive’s employment is terminated for Cause pursuant to Section 6(c)(i) hereof, the date specified in the Notice of Termination (but no earlier than the date such Notice of Termination is given); (iv) if Executive’s employment is terminated for Good Reason pursuant to 6(d)(ii) hereof, thirty (30) days after the Notice of Termination is given or (v) if Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than fifteen (15) days from the date such Notice of Termination is given).
7.
Compensation Upon Termination During the Employment Period.
(a)
Termination for Disability or by Reason of Death. Upon termination of Executive’s employment during the Employment Period for Disability or by reason of death, then Executive (or in the case of Executive’s death, Executive’s estate) shall be entitled to receive the Accrued Obligations only. Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 7(a), and, subject to Section 7(d):
(i)
any unpaid Performance Bonus in respect of any completed fiscal year that has ended prior to the Termination Date, which amount shall be paid at such time annual bonuses are paid to other senior executives of the Company, but in no event later than the date that is two and one-half months following the last day of the fiscal year in which the Termination Date occurred (the “Prior Year Bonus”).
(ii)
with respect to the Time Vesting Grant, the award shall vest immediately upon the Termination Date; and
(iii)
with respect to the Performance Vesting Grant, the Performance Vesting Grant shall remain outstanding through the End Date (as defined in the Joinder Agreement), and shall vest as set forth in the Joinder Agreement.
(b)
Termination by the Company with Cause or by Executive without Good Reason. If Executive’s employment hereunder is terminated during the Employment Period (x) by the Company with Cause or (y) by Executive without Good Reason, then Executive shall be entitled to receive the Accrued Obligations. Following such termination of Executive’s

4

employment with Cause or by Executive without Good Reason, except as set forth in this Section 7(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement or otherwise.
(c)
Termination by Company without Cause or by Executive with Good Reason. If Executive’s employment hereunder is terminated during the Employment Period (x) by the Company without Cause (other than by reason of Disability), or (y) by Executive with Good Reason, then Executive shall be entitled to receive the Accrued Obligations and, subject to Section 7(d), the following payments and benefits:
(i)
the Prior Year Bonus
(ii)
with respect to the Time Vesting Grant, the award shall vest immediately upon the Termination Date; and
(iii)
with respect to the Performance Vesting Grant, the Performance Vesting Grant shall remain outstanding through the End Date (as defined in the Joinder Agreement), and shall vest as set forth in the Joinder Agreement.

Following such termination of Executive’s employment without Cause or by Executive with Good Reason, except as set forth in this Section 7(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)
Release. Notwithstanding any provision herein to the contrary, the payments and benefits to be paid or provided under Sections 7(a) and 7(c) (other than the Accrued Obligations) shall be conditioned upon Executive’s execution, delivery to the Company, and non- revocation of a Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the Termination Date. If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to the payments and benefits provided in Section 7(c).
8.
No Mitigation; Limited Offset. The Company agrees that, if Executive’s employment with the Company terminates for any reason, Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to Section 7 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another company, by retirement benefits, or otherwise, except as specifically provided herein. Notwithstanding any other provision to the contrary, Executive acknowledges that any amounts payable to Executive by the Company pursuant to Section 7 hereof shall be contingent upon Executive’s continued compliance with the terms of Section 9 hereof.

5

9.
Confidential Information, Noncompetition and Nonsolicitation.
(a)
Confidential Information.
(i)
During the Restricted Period, Executive shall hold all Confidential Information in strictest confidence and shall not use or disclose such Confidential Information, or cause it to be used or disclosed, other than as required in performance of Executive’s duties on behalf of the Company or unless first specifically authorized in writing by the Company to Executive.
(ii)
In the event that Executive is required by law to disclose any Confidential Information, Executive agrees to give the Company prompt advance written notice thereof and to provide the Company with reasonable assistance, at the Company’s cost and expense, in obtaining an order to protect the Confidential Information from public disclosure.
(b)
Noncompetition/Nonsolicitation. Executive recognizes that the benefits derived by Executive from Executive’s employment or engagement by the Company and that the continuation of such benefits is dependent upon the continued success of the Company. In consideration of the foregoing and of the mutual promises and covenants contained herein, Executive hereby agrees as follows:
(i)
During the Employment Period, Executive shall promote the interests of the Company and shall not engage, directly or indirectly, in any Competitive Business.
(ii)
During the Restricted Period, Executive shall not, directly or indirectly, on Executive’s own behalf or on behalf of any other person or entity: (A) use Confidential Information to solicit any account which is or was a client of the Company at the time of Executive’s termination of employment was a client of the Company at any time within one year prior to such termination; (B) cause or induce or attempt to cause or induce any client to withdraw any business from the Company; (C) use Confidential Information to solicit from any prospective client of the Company any business or service which was solicited on behalf of the Company by Executive, or by any other Executive of the Company, at any time within six months prior to the termination of Executive’s employment; or (D) cause or induce or attempt to cause or induce any executives of the Company to terminate his or her employment with the Company, or advise or recommend to any other person that they employ or solicit for employment any Executive of the Company, or its subsidiaries, if any; provided, however, that nothing herein shall prevent Executive from (I) making or publishing a general solicitation of employment so long as such solicitation is not directed at any Company employee or (II) serving as a reference for an employee.
(iii)
Notwithstanding any provision contained herein to the contrary, it is understood that Executive shall have the right and privilege at any time to: (A) own or manage the Investment Business; (B) invest in any business that is not a Competitive Business; (C) passively invest in any Competitive Business whose capital stock is listed on a national securities exchange in the United States or is traded on the Nasdaq stock market, provided the total direct and indirect investment of Executive, Executive’s spouse and dependents represents not more than five percent (5%) of the total capital stock of such Competitive Business; and (D) passively invest in private investment funds whose principal investment strategy is not directed toward investing in entities

6

that engage in or operate a Competitive Business, so long as Executive has no active participation in the business of such entities or funds.
(c)
Nondisparagement. During the period commencing on the Effective Date and continuing until the third (3rd) anniversary of the Termination Date, Executive shall not, directly or indirectly, issue or communicate any public statement, or statement likely to become public, that maligns, denigrates, or disparages the Company or any of its affiliates, or any of their respective officers, directors, or employees. Likewise, the Company agrees it will not direct, instruct or consent to anyone in their Company capacity to make or otherwise communicate any malicious, denigrating or disparaging remarks about Executive, and will specifically instruct (and use reasonable efforts to maintain compliance with such instruction) its executive officers and employees with knowledge of this Agreement, respectively, to not make any such remarks about Executive, including comments about Executive’s employment with or cessation of employment with the Company. The foregoing shall not be violated by (a) truthful responses to legal process or governmental inquiry, (b) statements made in connection with exercising or enforcing any of rights under this Agreement or any other agreement with the Company and Executive; and (c) statements made in connection with a performance review.
(d)
Executive and the Company recognize that Executive’s services are of a unique, special and extraordinary character, and that in the event Executive violates any provision of this Agreement, the Company may be without adequate remedy in law. Accordingly, in the event of any violation of this Agreement, the Company may be entitled, either in law or in equity, to seek damages, to enforce specific performance, to enjoin such violations, or to obtain any other relief or any combination of the foregoing as the Company may elect to pursue.
(e)
The parties have entered into this Agreement in the belief that its provisions are valid, reasonable and enforceable. If any one or more of the provisions shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.
(f)
Executive hereby acknowledge that the provisions of Section 9 are reasonable and necessary for the protection of the Company. Executive further acknowledges that the Company will be irreparably harmed if such covenants are not specifically enforced. Executive agrees that, in addition to any other relief to which Executive or the Company may be entitled, including claims for damages, Executive and the Company may be entitled to seek and obtain equitable relief, including injunctive relief (without the requirement of any bond) from a court of competent jurisdiction with respect to any actual or threatened breach of such covenants.
(g)
Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, law enforcement, a local commission of human rights, the attorney general, or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not interfere with Executive’s rights under applicable law, including Section 7 of the National Labor Relations Act, and does not limit Executive’s ability, without providing notice to or seeking

7

consent from the Company, to (i) speak with Executive’s attorneys, (ii) communicate with any Government Agencies, including to report possible violations of law or regulation or making other disclosures that are protected under the whistleblower provisions of law or regulation, or (iii) otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies.
(h)
Executive will not be criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive is further notified that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(i)
Survival of Covenants. To the extent the covenants contained in this Section 9 apply following termination of the Employment Period, such covenants shall survive the termination of the Employment Period.
10.
Compensation Recovery Policy. Executive acknowledges and agrees that, to the extent that the Company adopts any generally applicable claw-back or similar policy pursuant to the Dodd-Frank Wall Street Reform and Customer Protection Act or otherwise, Executive shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement and/or enforce such policy with respect to past, present and future compensation, as applicable).
11.
Arbitration of Disputes. The parties agree that any dispute, controversy or claim between the parties arising out of, relating to or concerning Executive’s employment with the Company, the termination of Executive’s employment or this Agreement, other than claims that cannot be subject to mandatory arbitration as a matter of law, will be finally settled by arbitration in San Francisco, California before and in accordance with the JAMS Employment Arbitration Rules & Procedures before a single arbitrator, provided that the parties may seek equitable relief from a court of competent jurisdiction pursuant to Section 9(f) of this Agreement; provided further, that in the event there are claims that cannot be subject to mandatory arbitration as a matter of law, the parties agree to submit such claims to the exclusive jurisdiction of the state and federal courts of San Francisco, California and AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL. The arbitration proceedings will be confidential. The arbitrator’s award will be final and binding upon all parties and judgment upon the award may be entered in any court of competent jurisdiction in any state of the United States. Each party will bear its own costs and expenses incurred in connection with any such arbitration proceeding. For purposes of any actions or proceedings ancillary to the arbitration referenced above (including, but not limited to, proceedings seeking injunctive or other interim relief pursuant to Section 9(f) of this Agreement or to enforce an arbitration award), the parties agree to submit to the exclusive jurisdiction of the state and federal

8

courts of San Francisco, California and AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL. To the maximum extent permitted by law, Executive hereby waives the right to assert any claims against the Company on a class action, collective action, or representative action basis either in court or in arbitration, and Executive waives the right to serve or participate as a class, collective or representative action member or representative or to receive any recovery from a class, collective or representative action involving claims against the Company either in court or in arbitration.
12.
Successors: Binding Agreement.
(a)
In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to hereunder if Executive were to terminate his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date.
(b)
This Agreement shall be binding upon and inure to the benefit of Executive (and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees) and the Company and to any person or firm who may succeed to all or substantially all of the assets of the Company. Executive agrees that any assignment by the Company shall specifically include Section 9 of this Agreement, as modified to reflect the assignment to the successor or affiliate, provided that no such modification shall expand the nature of the restrictions in Section 9 of this Agreement. If Executive shall die while any amount would still be payable to Executive hereunder (other than amounts which, by their terms, terminate upon the death of Executive) if Executive had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of Executive’s estate.
13.
Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be deemed to have been given (i) on the date of transmission, if delivered by facsimile or electronic mail, (ii) on the date of delivery, if delivered by hand, (iii) on the first business day following the date of mailing, if sent by a nationally recognized overnight express mail service, or (iv) on the fourth business day after the date of mailing, if sent by United States registered or certified mail, return receipt requested, postage prepaid to (x) the Company at its principal executive office, and (y) to Executive, at Executive’s last known address, as reflected in the Company’s records.

To the Company:

Attention: Chairperson

Compensation Committee Board of Directors

9

ContextLogic Inc.

2648 International Blvd., Suite 115

Oakland, CA 94601

With a copy to:

Senior Corporate Counsel

ContextLogic Inc.

2648 International Blvd., Suite 115

Oakland, CA 94601

14.
Miscellaneous.
(a)
No waiver by Executive or the Company at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(b)
Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein. Whenever in this Agreement the word “including” is used, it shall be deemed to be for purposes of identifying only one or more of the possible alternatives, and the entire provision in which such word appears shall be read as if the phrase “including without limitation” were actually used in the text.
(c)
The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without reference to its conflict-of-law rules.
(d)
The obligations of the Company and Executive under this Agreement which by their nature may require either partial or total performance after the termination of the Employment Period shall survive such termination.
(e)
Except to the extent materially conflicting with this Agreement, Executive agrees that he shall abide by, and shall conduct business in accordance with and subject to, all applicable written policies and procedures of the Company, including all employee and ethical policies of the Company, and all client conflict-of-interest policies applicable to the Company or to subsidiaries of the Company generally, as such policies may exist from time to time and are made available to Executive. Executive also understands and agrees that the business and affairs of the Company shall be conducted in accordance with Company’s Corporate Policies and Company’s strict legal and ethical standards, including, without limitation, compliance with all commercial, tax, labor and other laws (including the U.S. Foreign Corrupt Practices Act) to the extent that such policies do not materially increase any of Executive’s responsibilities and obligations hereunder or directly conflict with this Agreement.

10

15.
Tax Withholding; Code Section 409A.
(a)
Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which Executive has agreed.
(b)
Notwithstanding any other provision of this Agreement to the contrary, the following shall apply:
(i)
With respect to any amounts that would otherwise be payable and benefits that constitute “nonqualified deferred compensation” under Code Section 409A and would otherwise be provided as a result of Executive’s Separation from Service or during the six (6)-month period immediately following the Termination Date as a result of Executive’s Separation from Service (the “409A Benefits”), if as of the Executive’s Termination Date, the Executive is a “specified employee” as defined in Code Section 409A (as determined in accordance with the methodology established by the Company as in effect on the Termination Date), and the deferral of the commencement of any 409A Benefits is necessary to prevent any accelerated or additional tax under Code Section 409A, then the Company shall defer the commencement of the payment of any such 409A Benefits (without any reduction in payments or benefits ultimately paid or provided to Executive) until the earlier of Executive’s death or the date that is at least six (6) months following the Executive’s Termination Date (or such other earliest date permitted under Code Section 409A). Thereafter, payments shall resume in accordance with this Agreement.
(ii)
To the extent required by Code Section 409A, any 409A Benefits otherwise due to Executive upon Executive’s termination of employment with the Company shall not be made until and unless such termination from employment constitutes a Separation from Service. This provision shall have no effect on payments or benefits otherwise due or payable to Executive or on Executive’s behalf, which are not on account of Executive’s termination from employment with the Company, including as a result of Executive’s death.
(c)
In no event shall the reimbursement payments by the Company under Section 5(e) hereof be made later than the end of the calendar year next following the calendar year in which such fees and expenses were incurred, provided, that Executive shall have submitted an invoice for such fees and expenses at least ten (10) days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred. The amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year, and Executive’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.
(d)
Executive agrees and acknowledges that the Company has not made any representations or warranties regarding the tax treatment or tax consequences of any compensation, benefits or payments under this Agreement. Executive shall be responsible for all taxes with respect to any payments or benefits hereunder, except for those taxes expressly imposed under applicable law on the Company it its capacity as Executive’s employer.

11

16.
Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
17.
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
18.
Entire Agreement. This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and, as of the Effective Date, supersedes all prior oral and written agreements, including the Prior Agreement and any other employment agreements, between the Company and Executive with respect to the subject matter hereof, including without limitation any oral agreements.
19.
Amendments. This Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected, except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, it being understood that any action under this Section 19 on behalf of the Company may be taken only with the approval of the Board or a duly authorized representative thereof.
20.
Definitions. For purpose of this Agreement, the following terms shall have the meanings indicated below:
(a)
“Accrued Obligations” means (i) all accrued but unpaid Base Salary through the Termination Date, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 5(e) hereof, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein.
(b)
“Board” means the Board of Directors of the Company or a committee thereof.
(c)
“Cause” means (i) Executive’s willful and intentional unauthorized use or disclosure of the Company’s Confidential Information or trade secrets, which use or disclosure causes material harm to the Company; (ii) Executive’s material breach of this Agreement or any other material written agreement with the Company; (iii) Executive’s willful and repeated failure to comply in all material respects with the Company’s written policies or rules; (iv) Executive’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) Executive’s gross negligence or willful misconduct in the performance of his duties to the Company that has a material adverse effect on the Company; (vi) Executive’s willful performance of any material act of embezzlement or fraud against the Company; (vii) Executive’s continuing failure to perform assigned duties after receiving written notification of the failure from the Board (other than as a result of Disability); or (viii) Executive’s willful failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested such reasonable cooperation. In the case of clauses (ii), (iii), (v), (vii) or (viii), the Company will not terminate Executive’s employment for Cause without first giving Executive written notification of the acts or omissions constituting Cause and a reasonable cure period of not less than thirty (30) days following such notice to the extent such

12

events are curable (as determined by the Company) or, if such event is not so cured, an opportunity on at least five (5) days advance written notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event. For purposes of this Agreement other than Section 4, an act or failure to act on Executive’s part shall be considered “willful” only if it was done or omitted to be done by Executive not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. A termination for Cause on account of an event described in clause (iii) or (iv) above shall not take effect unless the following provisions are complied with: Executive shall be given written notice by the Company of its intention to terminate Executive’s employment for Cause, such notice (A) to follow a good faith investigation into the particular act or acts that constitute the grounds on which the proposed termination for Cause is based; and (B) to state in detail the particular act or acts that constitute the grounds on which the proposed termination for Cause is based. Executive shall have ten (10) days after the date that such written notice has been given to Executive in which to cure such conduct, to the extent such cure is possible, or, if such event is not so cured, an opportunity on at least five (5) days advance written notice to appear (with legal counsel) before the full Board to discuss the specific circumstances alleged to constitute a Cause event. If Executive fails to cure such conduct that is subject to cure, Executive shall thereupon be terminated for Cause. Notwithstanding the foregoing, any action or inaction taken by Executive based upon Executive’s reasonable reliance on advice of counsel to the Company or the direction of the Board shall not form the basis for Cause. For the avoidance of doubt, “Cause” does not include (A) differences of opinion with respect to strategy or implementation of business plans, (B) the success or lack of success of any such strategy or implementation or (C) any failure to achieve any strategic or performance targets, whether relating to Executive, the Company or otherwise.
(d)
“Code” means the Internal Revenue Code of 1986, as amended.
(e)
“Company” means ContextLogic Inc., as set forth in the preamble of this Agreement, and shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
(f)
“Competitive Business” means any business activities that are directly competitive with the material business then being conducted by the Company such that a potential customer or client might reasonably be expected to choose between the Company and the other company, entity or person.
(g)
“Confidential Information” means any information about the Company and all of its affiliates, including methods of operation, customer lists, products, prices, fees, costs, research and development, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public, (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder or (iii) is a product of Executive’s general knowledge, education, training and/or experience.
(h)
“Disability” means, as a result of a physical or mental injury or illness, Executive is unable to engage in any substantial gainful activity by reason of any medically

13

determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.
(i)
“Good Reason” means, without Executive’s express written consent, any of the following: (i) an adverse change in Executive’s title or a material diminution in the nature or scope of Executive’s responsibilities, authority, powers, functions or duties within or to the Company; (ii) a reduction in Executive’s Base Salary; or (iii) a material breach by the Company of this Agreement or any other material written agreement between Executive, on the one hand, and the Company or any of its subsidiaries, on the other hand. For purposes of this Agreement, in order to invoke a termination for Good Reason, Executive shall provide written notice to the Company of the existence of the condition described above within ninety (90) days following Executive’s knowledge of the initial existence of such condition or conditions, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the applicable Cure Period, Executive must terminate employment, if at all, within ninety (90) days following the end of such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.
(j)
“Investment Business” means a hedge fund which may invest in Competitive Businesses; provided that (i) such investments are for passive investment purposes that are not intended to circumvent this Agreement and (ii) Executive has no power to manage, operate, advise, consult with or control the Competitive Business and no power, alone or in conjunction with other affiliated parties, to select a director, manager, general partner, or similar governing official of the Competitive Business other than in connection with the normal and customary voting powers afforded to Executive in connection with any permissible equity ownership.
(k)
“Prior Agreement” means the letter agreement dated April 2, 2024, between the Company and Executive.
(l)
“Release of Claims” means a general release of claims in the form attached hereto as Exhibit B.
(m)
“Restricted Period” means during the Employment Period and for the one (1) year period following the Termination Date.
(n)
“Separation from Service” shall have such meaning as provided under Code Section 409A.
21.
Opportunity to Consult with Counsel. By signing this Agreement, Executive acknowledges that the Company has informed Executive of his right to consult with independent legal counsel prior to signing this Agreement. Executive further acknowledges that he has read this agreement carefully, understands and accepts its terms, and is entering into this agreement freely and voluntarily.

[Signature Page Follows]

14

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ContextLogic Inc.

By: /s/ Michael Farlekas

Name: Michael Farlekas

Title: Chair of Compensation Committee

/s/ Rishi Bajaj

Rishi Bajaj

Address:

15

Execution Version

Exhibit A

Joinder Agreement

JOINDER TO
AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF
CONTEXTLOGIC HOLDINGS, LLC

This Joinder (this “Joinder”) to the Amended and Restated Limited Liability Company Agreement of ContextLogic Holdings, LLC, a Delaware limited liability company (the “Company”), dated as of March 6, 2025, as amended, restated, supplemented or otherwise modified from time to time, by and among the Members of the Company (the “Agreement”), is made and entered into as of March 6, 2025 (the “Vesting Commencement Date”), by and between the Company and Rishi Bajaj, an individual (the “Class P Member”). Unless specified otherwise, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

Issuance; Agreement to be Bound. Concurrently with the effectiveness of this Joinder Agreement, the Company is issuing to the Class P Member 2,372,216.60 Class P Units (the “Issued Units”). By executing and delivering this Joinder, the Class P Member hereby (a) acknowledges that he has received and reviewed a complete copy of the Agreement and (b) agrees that upon execution of this Joinder, he shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement (except as otherwise modified herein) as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto; provided, that, in the event of any conflict between any term or provision contained in this Joinder and a term or provision of the Agreement, this Joinder shall govern and control.

Vesting. 474,443.55 Issued Units shall vest in accordance with terms set forth on Exhibit A hereto (the “Time Vesting Units”) and 1,897,773.05 Issued Units shall vest in accordance with the terms set forth on Exhibit B hereto (the “Performance Vesting Units”).

Forfeiture. Except otherwise set forth herein or in Section 7 of the Employment Agreement between the Class P Member and ContextLogic, Inc., dated March 6, 2025 (the “Employment Agreement”) and, with respect to the Performance Vesting Units, on Exhibit B, if the Class P Member’s Service Relationship terminates for any reason, the Class P Units will be forfeited to the extent that they have not vested before the date the Class P Member’s Service Relationship terminates (such date, the “Termination Date”) and do not otherwise vest as a result of the termination of the Class P Member’s Service Relationship. For purposes of this Joinder, “Service Relationship” means the Class P Member’s employment or other relationship with the Company, CLI or any Company Subsidiary as an employee, officer, director, manager, consultant or advisor, which relationship shall be deemed terminated at such time as the Class P Member ceases to serve in any such capacity. For purposes of clarity, a change in the Class P Member’s position or duties shall not result in interrupted or terminated service, so long as the Class P Member continues to be a service provider to the Company, CLI or any Company Subsidiary.

Section 83(b) Election; Withholding. The Issued Units are intended to constitute “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-2 C.B. 191. Within thirty (30) days following the date hereof, the Class P Member shall file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code (the

2

“Section 83(b) Election”) in the form annexed hereto as Exhibit C. The Class P Member acknowledges that the Company has not provided the Class P Member with tax advice regarding the Section 83(b) Election and has urged the Class P Member to consult the Class P Member’s own tax advisor with respect to the tax consequences thereof.

Liquidity Rights. The Company and the Class P Member acknowledge and agree that customary liquidity rights, including tag-along and drag-along rights for the Class P Member shall be negotiated and implemented in connection with and in any event prior to the Company consummating an Acquisition.

Powers of Managing Member. Subject to the terms of this Joinder, the Employment Agreement and the Agreement, the Managing Member shall have the authority to: (a) interpret this Joinder, the Agreement and the Employment Agreement and the Class P Member’s entitlements hereunder and thereunder, (b) determine whether, when, and to what extent any Class P Unit has become vested and/or exercisable and whether any performance-based vesting conditions have been satisfied, (c) make, amend, and rescind rules relating to the Class P Units (d) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Class P Member of any Units issued hereunder and under the Employment Agreement, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (e) make all other decisions relating to the operation of the Agreement, the Employment Agreement and this Joinder

Adjustments. In the event of a subdivision of the Class P Units or any equity securities issuable on exercise, conversion or exchange of the Class P Units, a declaration of a dividend payable in equity interests, a combination or consolidation of the outstanding Company Units (by reclassification or otherwise) into a lesser number of Company Units, or any other increase or decrease in the number of issued Class P Units or Class B Common Units effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following:

(a) The number and kind of Units available for issuance pursuant to this Joinder or the Employment Agreement;

(b) The number and kind of equity interests each outstanding Class P Unit may become convertible into, or exchangeable for.

In the event of a declaration of an extraordinary dividend payable in a form other than Class B Common Units in an amount that has a material effect on the value of Class B Common Units, a recapitalization, a spin-off or a similar occurrence, the Managing Member may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of Units subject to an Award under this Section 7(b) shall be rounded down to the nearest whole share, although the Managing Member in its sole discretion may make a cash payment in lieu of a fractional Unit. Except as provided in this Section 7(b), a Class P Member shall have no rights by reason of any issuance by the Company of equity of any class or securities convertible into equity of any class of Unit, any subdivision or consolidation of equity interests of any class, the payment of any equity interest dividend or any other increase or decrease in the number of Units of any class.

3

Restrictive Covenants. Notwithstanding anything in the Agreement to the contrary, the confidentiality and restrictive covenant obligations set forth in Section 9 of the Employment Agreement shall be the exclusive set of confidentiality and restrictive covenant obligations that shall apply to the Class P Member in respect of his Service Relationship and ownership of the Issued Units and shall take precedence over, and expressly supersede, the covenants set forth in Article X of the Agreement.

Amendments. Notwithstanding anything in the Agreement to the contrary, the Company hereby acknowledges and agrees that the Company shall not issue any Class P Units to any other Person, absent the Class P Member’s advance written consent. In furtherance of the foregoing, the Company hereby agrees not to adopt any amendment to the Agreement (including the Members Schedule) or to this Joinder that would in any manner be adverse to the rights and privileges of the Class P Member without the advance written consent of the Class P Member (including any amendment or modification to the foregoing restrictions set forth herein).

Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

[The remainder of this page is intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Limited Liability Company Agreement of ContextLogic Holdings, LLC on the date set forth in the introductory paragraph hereof.

CONTEXTLOGIC HOLDINGS, LLC

By:
Name:
Title:

Rishi Bajaj

EXHIBIT A

25% of the Time Vesting Units on the one-year anniversary of the Vesting Commencement Date
25% of the Time Vesting Units on the two-year anniversary of the Vesting Commencement Date
25% of the Time Vesting Units on the three-year anniversary of the Vesting Commencement Date
25% of the Time Vesting Units on the four-year anniversary of the Vesting Commencement Date

EXHIBIT B

Definitions.

“Class A Common Stock” means Class A Common Stock of CLI.

“End Date” means the four (4) year anniversary of the Vesting Commencement Date.

“Fair Market Value” means the closing price of a share of Class A Common Stock on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Managing Member deems reliable. If shares of Class A Common Stock are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Managing Member in good faith on such basis as it deems appropriate.

“High Performance Level” means Fair Market Value for a share of Class A Common Stock at any time during the Performance Period, based on a 20-day average closing price of the Company’s Class A Common Stock.

“Performance Level” means Fair Market Value for a share of Class A Common Stock, based on a 20-day average closing price of the Class A Common Stock.

“Performance Period” means the period commencing on the Vesting Commencement Date and ending on the End Date.

Performance Criteria

Upon the End Date, the Class P Member will become vested in that number of Performance Vesting Units as set forth in the table below based on the High Performance Level achieved during the Performance Period in accordance with the table below:

Performance Level	Cumulative Vested Units
Less than $10.00	0
$10	711,665.32
$16	1,423,329.50
$21	1,897,773.05

Notwithstanding the foregoing, if the Class P Member’s Service Relationship is terminated during the Performance Period by CLI without Cause (as defined in the Employment Agreement) or by the Class P Member for Good Reason (as defined in the Employment Agreement), the Class P Member will become vested in the Performance Vesting Units as follows:

(a)
Provided a Performance Level of $10 (the “Threshold Level”) is achieved during the Performance Period, the Class P Member will become vested in 711,665.32 Performance Vesting Units upon the later to occur of (x) the date the Threshold Level is achieved and (y) the two (2) year anniversary of the Vesting Commencement Date.

(b)
Provided a Performance Level of $16 (the “Target Level”) is achieved during the Performance Period, the Class P Member will become vested in 711,664.18 Performance Vesting Units upon the later to occur of (x) the date the Target Level is achieved and (y) the three (3) year anniversary of the Vesting Commencement Date.
(c)
Provided a Performance Level of $21 (the “Maximum Level”) is achieved during the Performance Period, the Class P Member will become vested in 474,443.55 Performance Vesting Units upon the End Date.

Notwithstanding the foregoing, if the Class P Member’s Service Relationship is terminated during the Performance Period due the Class P Member’s Disability (as defined in the Employment Agreement) or the Class P Member’s death, the Class P Member will become vested in the Shares as follows:

(a)
Provided the Threshold Level is achieved during the Performance Period, the Class P Member will become vested in 711,665.32 Performance Vesting Units upon the date the Threshold Level is achieved.
(b)
Provided the Target Level is achieved during the Performance Period, the Class P Member will become vested in 711,664.18 Performance Vesting Units upon the date the Target Level is achieved.
(c)
Provided the Maximum Level is achieved during the Performance Period, the Class P Member will become vested in 474,443.55 Performance Vesting Units upon the date the Maximum Level is achieved.

For the avoidance of doubt, any Performance Vesting Units which have not become vested as a result of a Performance Level having been achieved during the Performance Period will be forfeited upon the End Date.

EXHIBIT C

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the Class P Units described below over the amount paid for such Class P Units.

1.
The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Name: Rishi Bajaj

SSN:

Address:

Taxable Year: Calendar Year 2025

2.
The property which is the subject of this election is:

2,372,216.60 Class P Units of ContextLogic Holdings, LLC

3.
The property was transferred to the undersigned on: March 6, 2025
4.
The property is subject to the following restrictions:

The Class P Units shall vest based both time-vesting and specific performance vesting requirements.

5.
The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is $0.00.
6.
For the property transferred, the undersigned paid is $0.00.
7.
The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the property. A copy of this election will also be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:	2025
		Name:	Rishi Bajaj

Exhibit B

Release of Claims

THIS RELEASE OF CLAIMS (“Release”) is made and entered into this ___ day of ____________, 202_, to be effective as of ______________________ (the “Effective Date”), by and between ContextLogic Inc., a Delaware corporation (the “Company”), and Rishi Bajaj (“Executive”).

1.
In consideration of the Company’s agreement to provide Executive with the severance pay and benefits described in that certain Employment Agreement by and between the Company and Executive, effective as of March 6, 2025 (the “Employment Agreement”), to which Executive is not otherwise entitled and the sufficiency of which Executive acknowledges, Executive does hereby fully, finally and unconditionally release and forever discharge the Company, its subsidiaries and affiliates, and all of their respective predecessors, successors, and assigns (collectively “Released Parties”), from any and all rights, claims, liabilities, obligations, damages, costs, expenses, attorneys’ fees, suits, actions, and demands, of any and every kind, nature and character, known or unknown, liquidated or unliquidated, absolute or contingent, in law and in equity, enforceable or arising under any local, state or federal common law, statute or ordinance relating to Executive’s past employment with the Company or any past actions, statements, or omissions of the Company or any of the Released Parties occurring prior to Executive’s execution of this Release, including, but not limited to, all claims for defamation, wrongful termination, back pay and benefits, pain and suffering, negligent or intentional infliction of emotional distress, breach of contract, and interference with contractual relations, tort claims, employment discrimination claims, and all claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, as amended by the Civil Rights Act of 1991 (42 U.S.C. §1981), the Family and Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Workers Adjustment and Retraining Act, the California Labor Code and IWC Wage Orders, the California Fair Employment and Housing Act, the California Business and Professions Code, the California Family Rights Act (CFRA), the Ralph Civil Rights Act, the Tom Bane Civil Rights Act, the California Constitution, and other similar state or local laws, and any other statutory, contract, implied contract, or common law claim arising out of or involving Executive’s employment, the termination of Executive’s employment, or any continuing effects of Executive’s employment with the Company. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542. Accordingly, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA ARE EXPRESSLY WAIVED BY EXECUTIVE. Section 1542 reads as follows:

SECTION 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

2.
Notwithstanding the foregoing or anything in this Release to the contrary: (i) Executive’s right to be indemnified as an officer of the Company shall remain in full force and effect, in accordance with the governing documents and by-laws of the Company, as well as any rights Executive may have under or in respect of any D&O or other insurance policies maintained by the Company or its affiliates; (ii) Executive shall not be deemed to have released any rights or claims that Executive may have as an equity holder of the Company or any of its affiliates, including under any agreement pursuant to which he acquired or was granted equity; and (iii) this Release shall not and does not release, alter or affect any rights or claims of Executive arising from or under this Release.
3.
Executive agrees not to sue the Company or any of the Released Parties with respect to rights and claims covered by this Release. If any government agency or court assumes jurisdiction of any charge, complaint, or cause of action covered by this Release, Executive will not seek and will not accept any personal equitable or monetary relief in connection with such investigation, action, suit or legal proceeding.
4.
Executive has twenty-one (21) days (until __________) within which to consider this Release, although Executive may accept it at any time within those twenty-one (21) days in order to soon obtain the severance payments and benefits under the Employment Agreement. Once Executive has signed this Release, Executive will still have seven (7) days in which to revoke his acceptance of the ADEA portion of this Release by notifying the Company in writing of his intent to so revoke. The ADEA portion of this Release will not be effective or enforceable until the seven (7) day revocation period has expired. If the ADEA portion of this Release is revoked, the remainder of this Release shall remain in full force and effect as to all of its terms, except for the release of claims under the ADEA, and the Company will have three (3) business days to rescind the entire Release by so notifying Executive.
5.
Executive agrees that he will continue to be governed by those obligations arising under Section 9 of the Employment Agreement. Executive shall not be deemed to have breached this Release (or any agreement incorporated herein by reference) unless the Company has provided Executive with written notice detailing such breach and provided Executive with a reasonable opportunity to cure such breach (if curable).
6.
This Release shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive and his heirs, executors and administrators.
7.
This Release shall be construed and interpreted under the laws of the State of California to the extent not preempted by applicable laws of the United States.

By signing this Release, Executive acknowledges and understands that this Release does not imply that the Company has done anything unlawful or wrong.

ContextLogic Inc.

By: ______________________________

Name:

Title:

EXECUTIVE

_

Name: Rishi Bajaj